Exhibit 23.1




CONSENT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM


We consent to the incorporation by reference in Registration Statement No. 33-20964, No. 33-24364, No. 33-41604, No. 33-52473, No. 33-54402, No. 33-54404,
No. 333-94945, No. 333-37823 and No. 333-37831 of Weingarten Realty Investors on Form S-8, in Post-Effective Amendment No. 1 to Registration Statement 33-25581 of Weingarten Realty Investors on Form S-8 and in Registration Statement No. 333-85967, No. 333-57508, No. 333-104560, and No. 333-104559 of Weingarten
Realty Investors on Form S-3 of our reports dated September 8, 2004 related to the statements of revenues and certain operating expenses for Harrison Pointe Shopping Center, Leesville Shopping Center, TFK Portfolio, Pavilions at San Mateo, Rockwall Market Center, and Lone Star Pavilions for the year ended December 31, 2003 (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements), appearing in this Current Report on Form 8-K of Weingarten Realty Investors.




DELOITTE  &  TOUCHE  LLP
Houston,  Texas
September  9,  2004